                                                                    EXHIBIT 99.2


Contact:

Kathy Schauer
SalesLogix
+1-480-627-3501
kschauer@saleslogix.com

Kary-Lynn Smith
UpStart Communications
+1-203-629-1513
klsmith@upstart.com

 {SEE NEW INTERACT.COM BREAKTHROUGH AT SALESLOGIX WEBCAST - THURSDAY, 12/9
                                    AT 1:00 EST}


                                                   FOR RELEASE: DECEMBER 6, 1999

 SALESLOGIX ANNOUNCES INTERACT.COM; FIRST B2B SALES COMMUNITY SOLUTION FOR 42+
                               MILLION SALESPEOPLE

New "Interactive Application Service" delivers dynamic content, commerce and community services for SalesLogix, ACT!, PDA, e-business and CRM applications; 16 e-commerce providers committing to Interact.com

         SCOTTSDALE, AZ, DECEMBER 6, 1999 - SalesLogix Corporation (NASDAQ:
SLGX), a leading provider of customer relationship management (CRM) and e-commerce software, today announced the initial phase of its launch of Interact.com, a new Business-to-Business (B2B) Sales Community solution. Interact.com meets the need of a large and growing community of mobile sales professionals, small businesses, and medium to large enterprises for leveraging relevant Web-based content, commerce and community services within the context of their existing sales automation, e-business, and CRM applications. Focused initially on ACT! and SalesLogix customers, Interact.com will provide a powerful Web-based infrastructure for the delivery of e-commerce services from providers such as Vignette, infoUSA, Glyphica, MarketFirst, and I-tinerary.com to speed all key aspects of selling in the Internet age.

         Interact.com will target the large and growing global sales community identified by analysts as consisting of an estimated 42+ million sales professionals in organizations of any size. For this vast market, Interact.com will deliver value-added e-commerce content, tools, services, and applications designed to increase the effectiveness of sales professionals wherever they work, regardless of their preferred sales automation and CRM systems.

         In introducing Interact.com, Pat Sullivan, Chairman and CEO of SalesLogix, said, "Interact.com really enables a whole new way of selling. We'll now be able to provide unheard-of levels of service to every facet of the sales community. Salespeople will now be able to use the Internet's global reach within a meaningful context to find leads and close business, to cut administrative burdens, and to share ideas, network, and marshal the resources of other sales pros. Vendors who serve the sales community will have a new, more personalized and efficient way to find, reach, and serve their customers. And the users of those services will benefit, too, because vendors will be able to fill customers' needs faster and better than ever!"

         "Interact.com is a game-changing initiative for the CRM space," said Hugh Bishop, Senior Vice President of Enterprise Business Applications for the Aberdeen Group. "SalesLogix's approach in delivering a Web-architected CRM application and pulling e-services and resources into the application is truly ground-breaking. Interact.com will become a benchmark for the CRM industry."

A NEW WAY OF SELLING -- "INTERACTIVE APPLICATION SERVICES"

         Through Interact.com, the sales community will reap the benefits of a major product innovation - an Interactive Application Service that delivers immediate, in-context Internet services and content to users as they are working in their sales applications. Unlike other vendors' B2B sell-side offerings that require users to visit a Web portal to access services, the Internet Activators in Interact.com transform ACT!, SalesLogix, and other traditional CRM applications into "cockpits" from which users can access Web services, on-demand and in context with the relevant CRM application functions. "We are taking the sales and CRM software that millions of users are familiar with and turning it into a cockpit that puts all of the Web-based tools and services they need right into their hands, at the instant they need them, and in the context of the task they are performing," Sullivan said.

         Interact.com services to be delivered through SalesLogix, ACT!, Web-based, PDAs, or other CRM applications include:


- Integrated Commerce and Support Services. Lead management services allow users to purchase leads which are then seamlessly added to the their lead database. Online travel services for booking and exchanging tickets, reserving hotel and rental cars, etc., are presented to users as appropriate when they make entries into their calendars. To use these and other services, at no time does the sales rep have to leave the application because the application and the Web are 'married.'

- Personalized Portals and Websites. Salespeople will be able to create any number of private Web-based communities of their own that will enable them to interact and negotiate with prospects, customers, and partners. With just a few clicks, a unique and secure Web site can be set up for each customer that can be accessed by the customer. The customer can log in and can create other accounts for other people as appropriate, such as colleagues and partners. The site offers a single point of access to the documents, data and dialogue needed to close a deal. All activity on the site is logged - e.g., who accessed what on the site and how much time they spent - making it possible to gauge the level of a customer's knowledge or interest.

- Relevant Content and Community Services. Content aggregators will feed focused content that is useful to the Interact.com community. This includes news, stock quotes, strategy and performance information, credit status, etc., on both public and private companies. Additional community services include online chat, forums and events that are customized to specific sales audiences or industries.

LEADING E-COMMERCE PROVIDERS LINE UP TO SUPPORT INTERACT.COM
         SalesLogix has lined up an impressive array of e-commerce providers to aid in the launch of Interact.com. The company announced that 16 providers of infrastructure, content, commerce, and community services have been assembled to support the site. Through Interact.com these e-commerce and e-services companies will have unprecedented access to the more than 42 million sales professionals who are candidates to use the Internet Activator for SalesLogix, ACT!, and other popular CRM applications to manage their sales processes and day-to-day interactions with customers. Interact.com provides these e-services companies with a powerful channel to reach what is typically a dispersed and hard-to-target audience. The roster of supporters includes:

- ELETTER - The first Internet-based solution to offer printing and mailing services for direct mail campaigns.

- EXODUS (NASDAQ: EXDS) - Provider of infrastructure for hosting ASP services.

- GIFTED SOLUTIONS -- Offers gift items for sale and provides services to help build customer relationships, including event reminders, gift recommendations, and gift histories.

- GLYPHICA -- Users will be able to easily create their own public web sites and create private, secure web sites for their prospects, customers and partners to foster collaborative selling.

- INFOUSA (NASDAQ: IUSA) -- Offers real-time access to its industry-leading proprietary business and consumer databases, database products and sales and marketing solutions

- I-TINERARY.COM - A provider of online travel services with live links to airline and other travel databases. Travel services are presented to users as entries are made into their calendar.

- KNOWLEDGENET - Delivers online training services on e-business applications, services, and resources.

- MAPQUEST.COM (NASDAQ: MQST) - Provides maps and driving direction services, helping salespeople navigate unfamiliar locales.

- MARKETFIRST - Provides one-to-one, automated e-marketing solutions that are Internet-based. Its services will enable users to launch one-to-one marketing campaigns for lists of prospects right from their SFA/CRM application.

- MICROSOFT (NASDAQ: MSFT) - This IT-industry powerhouse is providing e-business servers and Web tools to Interact.com.

- ORACLE (NASDAQ: ORCL) - Offers e-business and database services forming some of Interact.com's infrastructure.

- SELLINGPOWER.COM - Offers training and motivational workshops on topics such as selling skills, best sales practices, and SFA automation reports.

- SUN MIRCOSYSTEMS (NYSE: SUN) - Supporting the Interact.com infrastructure with e-business servers.

- WAVO CORPORATION (NASDAQ: WAVO) - A leading content aggregator providing data from nearly 7000 sources.

- VIGNETTE (NASDAQ: VIGN) - A leading supplier of e-business applications for building online businesses will provide personalized content and community services.

- WEBEX - Provider of on-line conference services, as well as services that enable users to share information over the Web in real-time.

WEBCAST TO UNVEIL INTERACT.COM
         SalesLogix will be hosting a Webcast that features and demonstrates the breakthrough new benefits of Interact.com along with new "Internet Activator" e-services for SalesLogix and ACT! users. The Webcast will be held on Thursday, December 9 at 1:00 EST and hosted by Pat Sullivan, CEO of SalesLogix and Hugh Bishop, Senior Vice President, Enterprise Business Applications for the Aberdeen Group. To register for the event visit us on the World Wide Web at http://www.placeware.com/interact.com.


INTERACT.COM  AVAILABLE FOR EARLY SIGN-UP TODAY
         Interact.com is available for membership sign-up starting today with full services scheduled for release in February, 2000. Services will be offered on a subscription basis for $19.95 per month. The first release of Interact.com will initially include free services and Internet Activators for registered SalesLogix and ACT!
users.

ABOUT SALESLOGIX
         SalesLogix is a leading provider of CRM and e-commerce software for mid-market companies. The Company's products create interactive selling networks that dynamically connect mobile sales, internal telesales, marketing and support organizations as well as third party resellers, supply chain participants and other partners. SalesLogix solutions support all selling channels and operate across a variety of platforms, including the Internet, Windows-based desktops and laptops, and PDAs. To date, over 1,800 customers have licensed SalesLogix software. Headquartered in Scottsdale, Arizona, SalesLogix can be found on the World Wide Web at http://www.saleslogix.com.

                                      # # #

This press release contains forward looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward looking statements. Important factors that may cause or contribute to such differences include, but are not limited to: risks relating to the consummation of the acquisition of ACT!, including the risk that required regulatory clearances might not be obtained in a timely manner or at all; risks associated with acquisitions generally, including integration of operations, diversion of management's time and attention, unanticipated expenditures and the ability to integrate and manage the acquired business and implement the company's new marketing strategies; market demand and acceptance; the impact of competitive products and services; risks associated with the timing and successful completion of technology and product development and commercialization; the effect of economic and business conditions; the ability to attract and retain technical and management personnel; changing relationships with customers, suppliers and strategic partners, including the company's indirect distribution channel; and other risks detailed in the company's current report on Form 8-K filed with the Securities and Exchange Commission in connection with this announcement, quarterly report on Form 10-Q for the quarter ended September 30, 1999, and final prospectus filed in connection with the company's initial public offering on Form S-1, effective May 27, 1999. SalesLogix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SalesLogix is a registered trademark of SalesLogix Corporation. All other trademarks or registered marks are owned by their respective holders.